Exhibit 99.1

Five9 Reports Second Quarter 2014 Results
Revenue Increased 22% Year-Over-Year
SAN RAMON, CALIF. - August 4, 2014 - Five9, Inc. (NASDAQ: FIVN), a leading provider of cloud contact center software, today reported results for the second quarter ended June 30, 2014.
“Our second quarter results demonstrated the ongoing strong demand for our integrated cloud-based software solutions. We experienced solid traction across our key drivers with continued success in adding new customers. Our momentum in customer wins continued to be fueled by strong cloud adoption in contact centers as increasingly more companies are drawn to the benefits of the cloud. The response to the Five9 Summer Release 2014 has been extremely positive. We believe that the combination of our huge market opportunity and compelling secular trends, coupled with our innovative multichannel cloud contact center software, position Five9 very well for long-term growth.”
- Mike Burkland, President and CEO, Five9

Second Quarter 2014 Financial Results

•	Total revenue for the second quarter of 2014 increased 22% to $24.7 million compared to $20.3 million for the second quarter of 2013.

•	Annual dollar-based retention rate for the period ended June 30, 2014 was 98%.

•	GAAP gross margin was 45.4% in the second quarter of 2014 compared to 39.8% for the same period in 2013.

•	Adjusted gross margin was 51.5% for the second quarter of 2014 compared to 43.7% for the same period in 2013.

•	Adjusted EBITDA for the second quarter of 2014 was a loss of $(6.9) million, compared to a loss of $(6.1) million for the second quarter of 2013.

•
GAAP net loss for the second quarter of 2014 was $(8.7) million, or $(0.18) per share, compared to a GAAP net loss of $(8.3) million, or $(2.25) per share, for the second quarter of 2013. Included in the GAAP results for the second quarter of 2014 was a reversal of contingent sales tax liability of $2.8 million following a favorable ruling from a state revenue authority. The $2.8 million was accrued progressively in general and administrative expense on a quarterly basis from 2011 through the first quarter of 2014. This release of liability reduced the Company's GAAP net loss per basic and diluted share by $0.06 for the three months ended June 30, 2014 and $0.10 for the six months ended June 30, 2014.

•	Non-GAAP net loss for the second quarter of 2014 was $(9.5) million, or $(0.20) per share, compared to a Non-GAAP net loss of $(7.2) million, or $(1.95) per share, for the second quarter of 2013.

A reconciliation of the non-GAAP financial measures to their related GAAP financial measures is set forth below.
Recent Business Highlights

•
Introduced the latest version of our cloud contact center software. The Five9 Summer Release 2014 includes new native multichannel applications that support social, mobile, chat and email interactions. The new multichannel capabilities are powered by Five9 Connect, a unique intelligent technology layer that helps contact centers evaluate, prioritize and route requests. Additional major enhancements provide more mobility for supervisors and customized dashboards for better monitoring and reporting.

•	Continued momentum in adding new customers, with key enterprise wins in industries such as Financial Services, Healthcare and Education.

•
Enhanced cloud infrastructure to deliver reliable and scalable contact center software to clients. To complement our state-of-the-art data centers, Five9 upgraded its network framework for both advanced storage and carrier infrastructure, made further improvements in network security and updated the 24x7 Five9 Network Operations Centers (NOC) to provide even more visibility into application performance.

•
Named one of the fastest growing companies on Deloitte’s Technology Fast 500TM. Deloitte ranked Five9 number 242 on the list of the 500 fastest growing technology companies in North America, based on strong year over year revenue growth.

Business Outlook

•	For the third quarter of 2014, Five9 expects to report:

◦	Revenue in the range of $24.0 to $25.0 million

◦	GAAP net loss in the range of $(11.2) to $(12.2) million

◦	Non-GAAP net loss in the range of $(9.2) to $(10.2) million

•	For the full year 2014, Five9 expects to report:

◦	Revenue in the range of $99.0 to $101.0 million

◦	GAAP net loss of $(38.9) to $(40.5) million

◦	Non-GAAP net loss in the range of $(36.2) to $(37.8) million
Conference Call Details
Five9 will discuss its second quarter 2014 results today, August 4, 2014, via teleconference at 4:30 p.m. Eastern Time. To access the call (ID 2036796), please dial: 888-427-9414 or 719-325-2493. An audio replay of the call will be available through August 18, 2014 by dialing 888-203-1112 or 719-457-0820 and entering access code 2036796. A copy of this press release will be furnished to the Securities and Exchange Commission on a Current Report on Form 8-K, and will be posted to our web site, prior to the conference call.
A webcast of the call will be available on the Investor Relations section of the Company’s website at http://investors.five9.com/.
Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies.  Five9 considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the company, exclusive of unusual events, as well as factors that do not directly affect what we consider to be our core operating performance. The company’s management uses these measures to (i) illustrate underlying trends in the company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company's operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure attached to this release.
Forward Looking Statements
This news release contains certain forward-looking statements, including the statements in the quote from our Chief Executive Officer and statements set forth under the caption “Business Outlook,” that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Risks that may cause these forward-looking statements to be inaccurate include, among others: (i) our quarterly and annual results may fluctuate significantly, may not fully reflect the underlying performance of our business and may result in decreases in the price of our common stock; (ii) we may be unable to attract new clients or sell additional services and functionality to our existing clients; (iii) our recent rapid growth may not be indicative of our future growth and we may fail to manage our growth effectively; (iv) the markets in which we participate are highly competitive and we may be unable to compete effectively; (v) we may be unable to manage our technical operations infrastructure, which could cause our existing clients to experience service outages, cause our new clients to experience delays in the deployment of our solution and subject us to, among other things, claims for credits or damages; (vi) a decline in our dollar-based retention rate could cause our revenues and gross margins to decrease and our net loss to increase and we may be required to spend more money to grow our client base to maintain our revenues; (vii) sales of our solutions to larger organizations may require longer sales and implementation cycles and we may be unable to offer the configuration and integration services or customized features and functions required by larger organizations, which could delay or prevent sales of our solution to them; (viii) downturns or upturns in new sales will not be immediately reflected in our operating results and may be difficult to discern; (ix) third-party telecommunications and internet service providers on which we rely may fail to provide our clients and their customers with reliable telecommunication services and connectivity to our cloud contact center software; (x) we may be unable to achieve or sustain profitability; (xi) we may be unable to secure additional financing on favorable terms, or at all, to meet our future capital needs; and (xii) the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our most recent quarterly report on Form 10-Q. Such forward looking statements speak only as of the date hereof and readers should not unduly rely on such statements. We undertake no obligation to update the information contained in this press release, including in any forward-looking statements.
About Five9
Five9 is a leading provider of cloud contact center software, bringing the power of the cloud to thousands of customers and facilitating more than three billion customer interactions annually. Since 2001, Five9 has led the cloud revolution in contact centers, delivering software to help organizations of every size transition from premise-based software to the cloud. With its extensive expertise, technology, and ecosystem of partners, Five9 delivers secure, reliable, scalable cloud contact center software to help businesses create exceptional customer experiences, increase agent productivity and deliver tangible results. For more information visit www.five9.com.

Investor Relations Contact:

Barry Zwarenstein
Chief Financial Officer
Five9, Inc.
925-201-2000 ext. 5959
IR@five9.com

Lisa Laukkanen
The Blueshirt Group for Five9, Inc.
415-217-4967
Lisa@blueshirtgroup.com

# # #

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	June 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$61,577	$17,748
Short-term investments	29,995	—
Accounts receivable, net	7,098	6,970
Prepaid expenses and other current assets	2,779	1,651
Total current assets	101,449	26,369
Property and equipment, net	11,521	11,607
Intangible assets, net	2,809	3,065
Goodwill	11,798	11,798
Other assets	1,350	3,439
Total assets	$128,927	$56,278

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$3,373	$4,306
Accrued and other current liabilities	8,152	5,929
Accrued federal fees	4,361	4,206
Sales tax liability	127	98
Revolving line of credit	12,500	—
Notes payable	2,573	1,522
Capital leases	4,742	4,857
Deferred revenue	5,009	4,375
Total current liabilities	40,837	25,293
Revolving line of credit — less current portion	—	12,500
Sales tax liability — less current portion	2,358	5,350
Notes payable — less current portion	24,247	7,095
Capital leases — less current portion	3,355	4,358
Convertible preferred and common stock warrant liabilities	—	3,935
Other long-term liabilities	613	715
Total liabilities	71,410	59,246
Stockholders’ equity (deficit):
Convertible preferred stock	—	53,734
Common stock	48	5
Additional paid-in capital	165,244	34,089
Accumulated deficit	(107,775)	(90,796)
Total stockholders’ equity (deficit)	57,517	(2,968)
Total liabilities and stockholders’ equity (deficit)	$128,927	$56,278

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Revenue	$24,685	$20,283	$48,959	$39,398
Cost of revenue	13,469	12,215	26,617	23,896
Gross profit	11,216	8,068	22,342	15,502
Operating expenses:
Research and development	5,554	4,106	10,779	8,260
Sales and marketing	9,674	7,227	18,696	13,374
General and administrative	3,515	4,052	9,686	7,877
Total operating expenses	18,743	15,385	39,161	29,511
Loss from operations	(7,527)	(7,317)	(16,819)	(14,009)
Other income (expense), net:
Change in fair value of convertible preferred and common stock warrant liabilities	—	(785)	1,745	(555)
Interest expense	(1,092)	(215)	(1,870)	(393)
Interest income and other	(28)	32	4	34
Total other income (expense), net	(1,120)	(968)	(121)	(914)
Loss before provision for income taxes	(8,647)	(8,285)	(16,940)	(14,923)
Provision for income taxes	12	5	39	24
Net loss	$(8,659)	$(8,290)	$(16,979)	$(14,947)
Net loss per share:
Basic and diluted	$(0.18)	$(2.25)	$(0.64)	$(4.14)
Shares used in computing net loss per share:
Basic and diluted	46,898	3,684	26,367	3,610

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended
	June 30, 2014	June 30, 2013
Cash flows from operating activities:
Net loss	$(16,979)	$(14,947)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,291	1,839
Provision for doubtful accounts	39	19
Stock-based compensation	2,919	568
Loss on the disposal of property and equipment	—	4
Non-cash interest expense	129	—
Changes in fair value of convertible preferred and common stock warrant liabilities	(1,745)	555
Accretion of discounts on short-term investments	(2)	—
Changes in operating assets and liabilities:
Accounts receivable	(126)	(206)
Prepaid expenses and other current assets	(1,070)	(478)
Other assets	(55)	(192)
Accounts payable	(508)	577
Accrued and other current liabilities	1,985	841
Accrued federal fees and sales tax liability	(2,808)	1,210
Deferred revenue	634	213
Other liabilities	(102)	173
Net cash used in operating activities	(14,398)	(9,824)
Cash flows from investing activities:
Purchases of property and equipment	(336)	(125)
Restricted cash	(25)	—
Purchase of short-term investments	(29,993)	—
Proceeds from sale of short-term investments	—	2,490
Net cash provided by (used in) investing activities	(30,354)	2,365
Cash flows from financing activities:
Net proceeds from initial public offering, net of payments for offering costs	71,459	—
Payments for deferred offering costs	—	(306)
Net proceeds from issuance of convertible preferred stock	—	21,794
Proceeds from exercise of common stock options and warrants	705	159
Proceeds from notes payable	19,561	—
Repayments of notes payable	(519)	(322)
Payments of capital leases	(2,625)	(2,085)
Proceeds from revolving line of credit	—	6,000
Repayments on revolving line of credit	—	(6,000)
Net cash provided by financing activities	88,581	19,240
Net increase in cash and cash equivalents	43,829	11,781
Cash and cash equivalents:
Beginning of period	17,748	5,961
End of period	$61,577	$17,742

Reconciliation of GAAP Gross Profit to Adjusted Gross Profit
(Unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013

GAAP gross profit	$11,216	$8,068	$22,342	$15,502
GAAP gross margin	45.4%	39.8%	45.6%	39.3%
Non-GAAP adjustments:
Depreciation	1,285	752	2,399	1,609
Intangibles amortization	88	—	176	—
Stock-based compensation	121	44	208	76
Adjusted gross profit	$12,710	$8,864	$25,125	$17,187
Adjusted gross margin	51.5%	43.7%	51.3%	43.6%

Reconciliation of GAAP Net Loss to Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013

GAAP net loss	$(8,659)	$(8,290)	$(16,979)	$(14,947)
Non-GAAP adjustments:
Depreciation and amortization	1,699	881	3,291	1,839
Stock-based compensation	1,723	304	2,919	568
Interest expense	1,092	215	1,870	393
Interest income and other	28	(32)	(4)	(34)
Provision for income taxes	12	5	39	24
Reversal of contingent sales tax liability (G&A)	(2,766)	—	(2,766)	—
Change in fair value of convertible preferred and common stock warrant liabilities	—	785	(1,745)	555
Adjusted EBITDA	$(6,871)	$(6,132)	$(13,375)	$(11,602)

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(Unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013

GAAP net loss	$(8,659)	$(8,290)	$(16,979)	$(14,947)
Non-GAAP adjustments:
Stock-based compensation	1,723	304	2,919	568
Intangibles amortization	128	—	256	—
Non-cash interest expense	78	—	129	—
Reversal of contingent sales tax liability (G&A)	(2,766)	—	(2,766)	—
Change in fair value of convertible preferred and common stock warrant liabilities	—	785	(1,745)	555
Non-GAAP net loss	$(9,496)	$(7,201)	$(18,186)	$(13,824)

Non-GAAP net loss per share:
Basic and diluted	$(0.20)	$(1.95)	$(0.69)	$(3.83)
Shares used in computing non-GAAP net loss per share:
Basic and diluted	46,898	3,684	26,367	3,610

Summary of Stock-Based Compensation, Depreciation and Intangibles Amortization
(Unaudited, in thousands)

	Three Months Ended
	June 30, 2014			June 30, 2013
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation

Cost of revenue	$121	$1,285	$88	$44	$752
Research and development	471	50	—	49	54
Sales and marketing	368	20	28	134	14
General and administrative	763	216	12	77	61
Total	$1,723	$1,571	$128	$304	$881

	Six Months Ended
	June 30, 2014			June 30, 2013
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation

Cost of revenue	$208	$2,399	$176	$76	$1,609
Research and development	821	96	—	102	98
Sales and marketing	694	40	56	239	25
General and administrative	1,196	500	24	151	107
Total	$2,919	$3,035	$256	$568	$1,839

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss – GUIDANCE
(Unaudited, in thousands)

	Three Months Ending		Year Ending
	September 30, 2014		December 31, 2014
	Low	High	Low	High

GAAP net loss	$(11,185)	$(12,185)	$(38,927)	$(40,527)
Non-GAAP adjustments:
Stock-based compensation	1,774	1,774	6,428	6,428
Intangibles amortization	133	133	523	523
Non-cash interest expense	78	78	287	287
Reversal of contingent sales tax liability	—	—	(2,766)	(2,766)
Change in fair value of convertible preferred and common stock warrant liabilities	—	—	(1,745)	(1,745)
Non-GAAP net loss	$(9,200)	$(10,200)	$(36,200)	$(37,800)